Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261152 and 333-256722 on Form S-8 of our reports dated March 15, 2022, relating to the financial statements of Desktop Metal, Inc. and the effectiveness of Desktop Metal, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2022